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                                                                     EXHIBIT 3.1

                                     AMENDED
                            ARTICLES OF ORGANIZATION
                                       OF
                                 HUSKER AG, LLC

     Pursuant to the provisions of the Nebraska Limited Liability Company Act, we, the undersigned persons, do hereby adopt the following Articles of Organization for the purpose of forming a Nebraska Limited Liability Company.

                                    ARTICLE I
                                      NAME

     The name of the Limited Liability Company is to be Husker Ag, LLC.

                                   ARTICLE II
                                BUSINESS PURPOSE

     The Company is organized to perform any and all lawful acts pertaining to the management of any lawful business as well as to engage in and to do any lawful act concerning any and all lawful business for which a Limited Liability Company may be organized under the Nebraska Limited Liability Company Act and any amendments thereto.

     The Company shall primarily engage in the production of ethanol, feed products and germ, and starches. However, the Company shall not be limited to this scope.

                                   ARTICLE III
                           PRINCIPLE PLACE OF BUSINESS

     The Company's principal place of business is located at:

                                 R.R. 3, Box 53
                               Plainview, NE 68769

                                   ARTICLE IV
                                REGISTERED AGENT

     The Company shall continuously maintain an agent in the State of Nebraska for service of process who is an individual residing in said state. The name and address of the initial registered agent shall be:

          Name:      Jack G. Frahm
          Address:   R.R. 3, Box 53
                     Plainview, NE 68769

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                                    ARTICLE V
                        CONTRIBUTIONS, CAPITAL, AND VALUE

     The stated capital of the Company is $500.00. No property other than cash has been contributed. Additional contributions will be made at the time and events as set forth in the Operating Agreement.

     No Member shall be obligated to make any contribution to the Company except those specifically set forth in the Operating Agreement adopted by Members of the Company.

                                   ARTICLE VI
                                   MEMBERSHIP

     The Company shall accept the application of additional members pursuant to the terms and conditions set forth in the Operating Agreement.

                                   ARTICLE VII
                                    DURATION

     The Company shall be dissolved as specified in the Operating Agreement.

                                  ARTICLE VIII
                                   MANAGEMENT

     The Company's business and affairs shall be managed by a Board of Directors. For purposes of the Act, the Board of Directors shall be deemed to be the board of managers of the Company, and each director shall be deemed to be a manager. The name and address of the initial Directors shall be as follows:

     Gary Kuester           Alex Thramer       Jack G. Frahm
     RR 1, Box 136          PO Box 278         RR 3, Box 53
     Stanton, NE 68779      Ewing, NE 68735    Plainview, NE 68769
     (402) 439-2668         (402) 626-7238     (402) 582-4888

     Fred Kneivel           Cory Furstenau     Ryan Koinzan
     RR 1, Box 196          RR 2, Box 131      411 K
     Clearwater, NE 68726   Tilden, NE 68781   Neligh, NE 68756
     (402) 485-2313         (402) 368-2198     (402) 887-5287

     Scott Carpenter        Mike Kinney        Kelly Hodson
     1306 Chase Avenue      RR 2, Box 131      P.O. Box 40
     Creighton, NE 68729    Elgin, NE 68636    Osmond, NE 68765
     (402) 358-5652         (402) 843-5535     (402) 748-3975

     Each director shall serve until such time as specified by the Operating Agreement.

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                                   ARTICLE IX
                                   DISSOLUTION

     This Company shall be dissolved as specified by the Operating Agreement.

                                    ARTICLE X
                    LIMITED LIABILITY OF MEMBERS AND MANAGERS

     The Members and Managers of the Company are not liable under judgment decree or order of a court, or in any other manner, for a debt, obligation or liability of the Company.

                                   ARTICLE XI
                                 INDEMNIFICATION

     The Company shall also have the power to make any other indemnification authorized by any article of the Operating Agreement of the Company or a resolution adopted by the Members of the Company after notice.

                                   ARTICLE XII
                                INTERNAL AFFAIRS

     The regulation of the internal affairs of the Company are set forth in the Operating Agreement of the Company and shall govern the operation of the business and the members accordingly.

                                  ARTICLE XIII
                                 INITIAL MEMBERS

     The names and street addresses of Members who shall constitute the initial Members of the Company are as follows:

     Gary Kuester           Alex Thramer       Jack G. Frahm
     RR 1, Box 136          PO Box 278         RR 3, Box 53
     Stanton, NE 68779      Ewing, NE 68735    Plainview, NE 68769
     (402) 439-2668         (402) 626-7238     (402) 582-4888

     Fred Kneivel           Cory Furstenau     Ryan Koinzan
     RR 1, Box 196          RR 2, Box 131      411 K
     Clearwater, NE 68726   Tilden, NE 68781   Neligh, NE 68756
     (402) 485-2313         (402) 368-2198     (402) 887-5287

     Scott Carpenter        Mike Kinney        Kelly Hodson
     1306 Chase Avenue      RR 2, Box 131      P.O. Box 40
     Creighton, NE 68729    Elgin, NE 68636    Osmond, NE 68765
     (402) 358-5652         (402) 843-5535     (402) 748-3975

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                                   ARTICLE XIV
             AMENDING THE ARTICLES TO CHANGE THE NAME OF THE COMPANY

     The Articles of Organization of the Company may be amended to change the name of the Company upon the affirmative vote of a majority of the Board of Directors from time to time.


     Dated: June 4, 2002                                 /s/ Jack G. Frahm
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